                                                                    Exhibit 99.2

                                                                Public Relations
                                                                   MetLife, Inc.
For Immediate Release                                          One MetLife Plaza
                                                        27-01 Queens Plaza North
[MetLife Logo]                                        Long Island City, NY 11101


Contacts:  For Media:      John Calagna
                           (212) 578-6252

           For Investors:  Tracey Dedrick
                           (212) 578-5140

                   METLIFE FILES SHELF REGISTRATION STATEMENT

NEW YORK, April 27, 2005 - MetLife, Inc. (NYSE: MET) announced that it filed today a universal shelf registration statement with the Securities and Exchange Commission covering $11 billion of securities. An additional approximately $3.9 billion of registered but unissued securities remaining from the company's prior shelf registration statement is being included in the shelf registration. The shelf registration will permit the offer and sale, from time to time, of a wide range of debt and equity securities, including preferred securities of a subsidiary trust guaranteed by MetLife, Inc. The terms of any offering will be established at the time of the offering.

Any offering of securities covered by the registration statement will be made only by means of written prospectuses and prospectus supplements. The registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not become effective. Securities may not be sold and offers to buy may not be accepted prior to the time that the registration becomes effective. This press release shall not constitute an offer to sell, nor the solicitation of an offer to buy, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The MetLife companies serve individuals in approximately 13 million households in the U.S. and provide benefits to 37 million employees and family members through their plan sponsors. Outside the U.S., the MetLife companies serve approximately 9 million customers through direct insurance operations in Argentina, Brazil, Chile, China, Hong Kong, India, Indonesia, Mexico, South Korea, Taiwan and Uruguay. For more information about MetLife, please visit the company's Web site at www.metlife.com.

This release contains statements which constitute forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the company's operations and financial results and the business and the products of the company and its subsidiaries, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.

Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) unanticipated changes in industry trends; (iv) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (v) deterioration in the experience of the "closed block" established in connection with the reorganization of Metropolitan Life Insurance Company; (vi) catastrophe losses; (vii) adverse results or other consequences from litigation, arbitration or regulatory investigations; (viii) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company's products or services; (ix) downgrades in the company's and its affiliates' claims paying ability, financial strength or credit ratings; (x) changes in rating agency policies or practices; (xi) discrepancies between actual claims experience and assumptions used in setting prices for the company's products and establishing the liabilities for the company's obligations for future policy benefits and claims; (xii) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xiii) the effects of business disruption or economic contraction due to terrorism or other hostilities; (xiv) the company's ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption; and (xv) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 and S-3 registration statements. The company specifically disclaims any obligation to update or revise any forward- looking statement, whether as a result of new information, future developments or otherwise.

                                      # # #